SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 21, 2002

Autobytel Inc.
(Exact name of registrant as specified in its charter)

0-22239
(Commission File Number)

Delaware (State or other jurisdiction of incorporation or organization)	33-0711569 (I.R.S. Employer Identification No.)

18872 MacArthur Boulevard
Irvine, California 92612
(Address of principal executive offices, with zip code)

(949) 225-4500
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

Arthur Andersen LLP (“Andersen”) has served as Autobytel Inc.’s (the “Company”) auditors since 1995 and has advised the Company on federal, state and local tax matters. After an evaluation of services provided by a number of independent accounting firms as well as their knowledge of the industry, the Company’s Board of Directors has decided to engage PricewaterhouseCoopers LLP as its independent accountants for the current fiscal year ending December 31, 2002.

(a)	Previous independent accountants

(i)	On May 21, 2002, the Company dismissed Andersen as its independent accountants.

(ii)	The reports of Andersen on the consolidated financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	The decision to change independent accountants was recommended by the Audit Committee and approved by the Board of Directors.

(iv)	During the Company’s two most recent fiscal years and through the date of this report, the Company has had no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Andersen would have caused it to make reference thereto in its report on the consolidated financial statements of the Company for such years.

(v)	During the Company’s two most recent fiscal years and through the date of this report, the Company has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(vi)	Andersen furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated May 22, 2002, is filed as Exhibit 16 to this Form 8-K.

(b)	New independent accountants

The Company engaged PricewaterhouseCoopers LLP as its new independent accountants as of May 21, 2002. During the two most recent fiscal years and through the date of this report, the Company has not consulted with PricewaterhouseCoopers LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Item 304(a)(2) of Regulation S-K).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

16. Letter of Arthur Andersen LLP, dated May 22, 2002

99.1 Press Release dated May 22, 2002.

SIGNATURES

Autobytel Inc.

Date: May 22, 2002	By:	/s/ Hoshi Printer

Hoshi Printer Executive Vice President and Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

16	Letter of Arthur Andersen LLP, dated May 22, 2002
99.1	Press Release dated May 22, 2002

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